UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): January 26, 2021

AVRA MEDICAL ROBOTICS, INC.

(Exact name of registrant as specified in charter)

Florida

(State or other jurisdiction of incorporation)

333-216054	47-3478854
(Commission File Number)	(IRS Employer Identification No.)

3259 Progress Drive, Suite 112A, Orlando, FL 32826
(Address of principal executive offices and zip code)

(407) 956-2250
(Registrant’s telephone number including area code)

Former Name or Former Address (If Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12(b) under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
None

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

When used in this Current Report on Form 8-K, unless otherwise indicated, the terms “AVRA,” “the Company,” “we,” “us” and “our” refer to AVRA Medical Robotics, Inc.

Item 4.01	Changes in Registrant’s Certifying Accountant.

On January 28, 2021 AVRA issued a press release announcing that it had engaged D. Brooks and Associates CPAs, P.A. (“D. Brooks”), as the Company’s independent registered public accounting firm replacing DeLeon & Company (“DeLeon”). A copy of the Company’s press release is attached as Exhibit 99.1 hereto.

(a)           Termination of DeLeon

(i)                  DeLeon ceased to serve as the Company’s independent registered public accounting firm, as DeLeon ceased operations as a result of the passing of the firm’s principal.

(ii)                The report of DeLeon for the fiscal years ended December31, 2018 and December 31, 2017, did not contain any adverse opinion or disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope or accounting principles, except that such reports on the Company’s financial statements contained an explanatory paragraph in respect to the substantial doubt about its ability to continue as a going concern.

(iii)       During the fiscal years ended December 31, 2018 and December 31, 2017 and the subsequent period through the date DeLeon ceased operations (A) there have been no disagreements with DeLeon, whether or not resolved, on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which, if not resolved to the satisfaction of DeLeon, would have caused DeLeon to make reference to the subject matter of the disagreement in connection with its respective reports; (B) no such disagreement was discussed with the Company’s board of directors or any committee of the board of directors of the Company; and (C) there have been no “reportable events” as described in Item 304(a)(1)(v) of Regulation S-K.

(iv)       As a result of DeLeon’s cessation of operations due to the passing of the firm’s principal, we are unable to secure a letter from DeLeon addressed to the Securities and Exchange Commission stating whether such firm agrees with the statements made by the Company in this report, and, if not, stating the respects in which it does not agree.

(b)           Engagement of D. Brooks

(i)                  Effective January 26, 2021, AVRA engaged D. Brooks as its independent registered public accounting firm. The engagement of D. Brooks was approved by the Company’s board of directors on January 26, 2021.

(ii)                During the Company’s two most recent fiscal years and any subsequent interim period prior to the engagement of D. Brooks as the Company’s new independent registered public accounting firm, the Company did not consult with D. Brooks regarding either (A) the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on the Company’s financial statements; or (B) any matter that was either the subject of a disagreement as defined in Item 304 of Regulation S-K or a “reportable event” as such term is described in Item 304(a)(1)(v) of Regulation S-K.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits

Exhibit No	Description

99.1	Press Release, dated January 28, 2021

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AVRA MEDICAL ROBOTICS, INC.

Date: January 29, 2021	By:	/s/ Barry F. Cohen
Barry F. Cohen, Chief Executive Officer